Exhibit 99.1
For Release 09:00 AM Eastern Daylight Time, Monday, May 16, 2011
CUMULUS MEDIA INC.
Cumulus Reports First Quarter 2011 Results
ATLANTA, GA — May 16, 2011: Cumulus Media Inc. (NASDAQ: CMLS) today reported financial results for the three months ended March 31, 2011.
Lew Dickey, Chairman & CEO stated, “During the first quarter, we announced two very important transactions for our shareholders. With the acquisition of CMP and Citadel, we are transforming our company into a true national platform that is broadly diversified with scale. The pro forma entity will have a strong balance sheet with ample liquidity that will generate enormous free cash flow. We look forward to combining these entities into a fully-integrated asset base that will provide numerous opportunities to create value through both content and distribution.”
Financial highlights (in thousands, except per share data and percentages) are as follows:

	Three Months Ended
	March 31,
As Reported:	2011	2010	% Change

Broadcast revenues	$56,733	$55,358	2.5%
Management fees	1,125	1,000	12.5%

Net revenues	$57,858	$56,358	2.7%
Station operating expenses	37,555	39,926	-5.9%

Station operating income	$20,303	$16,432	23.6%
Station operating income margin	35.1%	29.2%	7.3%
Adjusted EBITDA (1)	$12,763	$12,265	4.1%
Net income (loss)	$16,119	$(144)	11293.8%

Income (loss) per common share:
Basic income (loss) per common share	$0.38	$(0.01)	N/A
Diluted income (loss) per common share	$0.37	$(0.01)	N/A

Free cash flow	$1,731	$907	90.8%

(1)	Excluding $1.9 million in one time charges primarily related to acquisition and merger costs, Adjusted EBITDA would have increased approximately 20% year-over-year.
The Three Months Ended March 31, 2011 Compared to the Three Months Ended March 31, 2010
Net Revenues
Net revenues for the three months ended March 31, 2011 increased $1.5 million, or 2.7%, to $57.9 million compared to $56.4 million for the three months ended March 31, 2010, primarily due to an increase of $1.5 million in new network advertising contracts.
Station Operating Expenses
Station operating expenses for the three months ended March 31, 2011 decreased $2.4 million, or 5.9%, to $37.5 million, compared to $39.9 million for the three months ended March 31, 2010. This decrease is primarily due to a decrease in sales expenses of $1.3 million associated with the amendment of an agreement with an audience measuring service and decreases of $1.1 million in trade and other general expenses.

Corporate, General and Administrative Expenses
Corporate general and administrative expenses, including non-cash stock compensation expense for the three months ended March 31, 2011, increased $4.0 million, or 100.0%, to $8.1 million compared to $4.1 million for the three months ended March 31, 2010, primarily due to an increase of $1.9 million in costs associated with the pending acquisitions of CMP and Citadel and an increase of $2.1 million in professional fees and non-cash stock compensation expense.
Interest Expense, net
Interest expense, net of interest income, for the three months ended March 31, 2011 decreased $2.5 million, or 28.4%, to $6.3 million compared to $8.8 million for the three months ended March 31, 2010. Interest expense associated with outstanding debt decreased by $0.7 million to $6.0 million as compared to $6.7 million in the prior year’s period. This decrease is primarily attributable to a decrease in the borrowing base due to the pay-down of approximately $48.3 million of outstanding debt compared to the prior year. Additionally, interest expense decreased by $1.8 million related to the fair value of the May 2005 Option.
Capital Expenditures
Capital expenditures for the three months ended March 31, 2011 totaled $0.5 million. Capital expenditures during the quarter were comprised of $0.1 million related to the purchase of computer equipment and $0.4 million related to broadcast capital expenditures.
Leverage and Financial Position
Trailing twelve month adjusted EBITDA for bank covenant purposes was $90.3 million. After paying down a total of $18.0 million year to date on our senior debt, our Total Leverage was 6.38 times at March 31, 2011.
Cumulus Media Partners, LLC; Pending Acquisition of CMP
For the three months ended March 31, 2011, we recorded net revenues of approximately $1.0 million in management fees from CMP.
As previously announced, the Company entered into a definitive agreement to acquire the remaining equity interests of CMP it does not currently own.
Pending Acquisition of Citadel Broadcasting
Also as previously announced, on March 9, 2011 the Company entered into a definitive merger agreement to purchase Citadel Broadcasting Corporation (“Citadel”), under which the Company would acquire all of the outstanding common stock and warrants of Citadel at a price of $37.00 per share, payable in a combination of cash and shares of Cumulus common stock. Citadel owns and operates 225 radio stations in over 50 markets and also operates the Citadel Media business, which is among the largest radio networks in the U.S.
In connection with the acquisition of Citadel, the Company has obtained commitments for up to $500 million in equity financing and commitments for up to $2.525 billion in senior secured credit facilities the proceeds of which would be used to pay the cash portion of the merger consideration, and to effect a refinancing of the combined entity (the Company, CMP and Citadel). Final terms of the debt financing will be set forth in definitive agreements relating to such indebtedness.
Issuance of Senior Notes due 2019 and Repayment of Outstanding Term Loans
As a part of the refinancing transactions in connection with the pending acquisitions of CMP and Citadel, on May 13, 2011, the Company completed the previously announced offering of $610.0 million aggregate principal amount of 7.75% Senior Notes due 2019. The proceeds of the offering of Notes were used to (i) repay in full all amounts outstanding under the Company’s term loan facility under the Company’s existing senior secured credit agreement and (ii) pay fees and expenses related to the offering of Notes. The remaining proceeds of approximately $19.6 million will be used for general corporate purposes. Under the Company’s existing credit agreement, the Company continues to have up to $20.0 million in revolving loan availability thereunder.

About Cumulus Media Inc.
Cumulus Media Inc. is the second largest radio broadcaster in the United States based on station count, controlling approximately 346 radio stations in 68 U.S. media markets. In combination with its affiliate, Cumulus Media Partners, LLC, the Company is the fourth largest radio broadcast company in the United States based on net revenues. The Company’s headquarters are in Atlanta, Georgia, and its web site is www.cumulus.com.
Earnings Call Information
Cumulus Media Inc. will host a teleconference today at 11:00 AM EDT to discuss first quarter results as well as the acquisitions of CMP and Citadel. The conference call dial-in number for domestic callers is 877-830-7699. International callers should dial 660-422-3366 for conference call access. Please call five to ten minutes in advance to ensure that you are connected prior to the presentation. The call also may be accessed via webcast at www.cumulus.com. Immediately after completion of the call, a replay can be accessed until 11:59PM EDT, June 16, 2011. Domestic callers can access the replay by dialing 800-642-1687, replay code #67535581. International callers should dial 706-645-9291 for conference replay access.
For further information, please contact:
Cumulus Media Inc.
J.P. Hannan
Senior Vice President, Treasurer, & Chief Financial Officer
404-260-6600

Non-GAAP Financial Measure and Definitions
The Company utilizes certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) to assess financial performance and profitability. The non-GAAP financial measures used in this release are station operating income, adjusted EBITDA and free cash flow. Station operating income consists of operating income before income tax expense (benefit), non-operating expenses including net interest expense, LMA fees, depreciation and amortization, non-cash expenses (including stock compensation), gain on exchange of assets or stations, realized loss on derivative instrument, and other corporate general and administrative expenses. Station operating income margin is defined as station operating income as a percentage of net revenues. Adjusted EBITDA is defined as operating income before LMA fees, depreciation and amortization, non-cash expenses (including stock compensation), gain on exchange of assets or stations and realized loss on derivative instrument. Free cash flow is defined as operating income before non-cash expenses (including stock compensation), depreciation and amortization, gain on exchange of assets or stations, and realized loss on derivative instrument, less net interest expense (excluding non-cash charge/credit for change in value of swap, and amortization of swap arrangements and amortization of debt issuance costs), income taxes paid and broadcast capital expenditures. Please see the attached tables for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Station Operating Income
Station Operating Income consists of operating income before income tax expense (benefit), non-operating expenses including net interest expense, LMA fees, depreciation and amortization, non-cash expenses (including stock compensation), gain on exchange of assets or stations, realized loss on derivative instrument, and other corporate general and administrative expenses. Station Operating Income should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with GAAP. We exclude income tax expense (benefit) and non-operating expenses including net interest expense because they are not direct operating expenses required to operate our stations. We exclude depreciation and amortization due to the insignificant investment in tangible assets required to operate our stations and the relatively insignificant amount of intangible assets subject to amortization. We exclude LMA fees from this measure, even though it requires a cash commitment, due to the insignificance and temporary nature of such fees. Corporate expenses, despite representing an additional significant cash commitment, are excluded in an effort to present the operating performance of our stations exclusive of the corporate resources employed. We believe this is important to our investors because it highlights the gross margin generated by our station portfolio. Finally, we exclude other non-cash expenses including stock compensation, the gain on exchange of assets or stations and the realized loss on derivative instrument, from the measure as they do not represent cash payments for activities related to the operation of the stations.
We believe that Station Operating Income is the most frequently used financial measure in determining the market value of a radio station or group of stations. We have observed that Station Operating Income is commonly employed by firms that provide appraisal services to the broadcasting industry in valuing radio stations. Further, in each of the more than 140 radio station acquisitions we have completed since our inception, we have used Station Operating Income as our primary metric to evaluate and negotiate the purchase price to be paid. Given its relevance to the estimated value of a radio station, we believe, and our experience indicates, that investors consider the measure to be useful in order to determine the value of our portfolio of stations. We believe that Station Operating Income is the most commonly used financial measure employed by the investment community to compare the performance of radio station operators. Finally, Station Operating Income is one of the measures that our management uses to evaluate the performance and results of our stations. Our management uses the measure to assess the performance of our station managers and our Board of Directors uses it as part of its assessment of the relative performance of our executive management. As a result, in disclosing Station Operating Income, we are providing our investors with an analysis of our performance that is consistent with that which is utilized by our management and our Board.
Station Operating Income is not a recognized term under GAAP and does not purport to be an alternative to operating income from continuing operations as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Station Operating Income is not intended to be a measure of free cash flow available for dividends, reinvestment in our business or other Company discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Station Operating Income should be viewed as a supplement to, and not a substitute for, results of operations presented on the basis of GAAP. We compensate for the limitations of using Station Operating Income by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business than GAAP results alone. Station Operating Income has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Moreover, because not all companies use identical calculations, these presentations of Station Operating Income may not be comparable to other similarly titled measures of other companies.
Adjusted EBITDA
Adjusted EBITDA is also utilized by management to analyze the cash flow generated by the Company’s business. This measure isolates the amount of income generated by its stations after the incurrence of corporate general and administrative expenses. Management uses this measure to determine the contribution of the Company’s station portfolio, including the corporate resources employed to manage the portfolio, to the funding of its other operating expenses and to the funding of debt service and acquisitions.
In deriving this measure, management excludes LMA fees, even though it requires a cash commitment, due to the insignificance and temporary nature of such fees. Management also excludes depreciation and amortization due to the insignificant investment in tangible assets required to operate its stations and corporate office and the relatively insignificant amount of intangible assets subject to amortization. Management excludes non-cash expenses, including stock compensation from the measure as they do not represent cash payments for activities related to the operation of the stations. Management excludes gain on the exchange of assets or stations as it does not represent a cash transaction. Management excludes realized loss on derivative instruments as it does not represent a cash transaction nor is it associated with station operations. Management excludes impairment of goodwill and intangible assets as it does not represent a cash transaction. Management also excludes income tax expense (benefit) and non-operating expenses including net interest expense because they are not direct operating expenses required to operate the stations.
For covenant reporting purposes in accordance with the definition of “Adjusted EBITDA” in the credit agreement governing the Company’s senior secured credit facilities, adjusted EBITDA is further adjusted to exclude certain additional one-time and non-cash items from the calculation.
Management believes that adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, nevertheless is commonly employed by the investment community as a measure for determining the market value of a radio company. Management has also observed that adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for radio broadcasting companies. Given the relevance to the overall value of the Company, management believes that investors consider the metric to be extremely useful.
Adjusted EBITDA should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.
Free Cash Flow
Free cash flow is also utilized by management to analyze the cash generated by our business. Free cash flow measures the amount of income generated each period that could be used to fund acquisitions after funding station and corporate expenses (excluding transaction costs), debt service, income taxes, and maintenance capital expenditures.
Management believes that free cash flow, although not a measure that is calculated in accordance with GAAP is commonly employed by the investment community to evaluate a company’s ability to pay down debt, pay dividends, repurchase stock and/or facilitate the further growth of a company through acquisition or internal development. Management further believes that free cash flow is also utilized by investors as a measure in determining the market value of a radio company. Free cash flow should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.
As station operating income, adjusted EBITDA and free cash flow are measures that are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures employed by other companies. See the quantitative reconciliation of these measures to their most directly comparable financial measure calculated and presented in accordance with GAAP that follows below.
Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements, which are statements that involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from the results expressed or implied in these forward-looking statements, due to various risks, uncertainties or other factors. These factors include, but are not limited to, competition within the radio broadcasting industry, advertising demand in our markets, the possibility that advertisers may cancel or postpone schedules in response to national or world events, competition for audience share, our success in executing and integrating acquisitions, our ability to generate sufficient cash flow to meet our debt service obligations and finance operations, and other risk factors described from time to time in Cumulus Media Inc.’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2010.
This release also contains “forward-looking” statements regarding the acquisition of Citadel Broadcasting Corporation by Cumulus Media Inc. and related financing that are based on current expectations and estimates or assumptions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statements. Such factors, include, but are not limited to, the possibility that the acquisition or the related financing is not consummated, the failure to obtain necessary regulatory or stockholder approvals or to satisfy any other conditions to the acquisition, the failure to realize the expected benefits of the acquisition, and general economic and business conditions that may affect the companies before or following the acquisition.
For additional information regarding risks and uncertainties associated with the Company, see its filings with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the year ended December 31, 2010 and subsequently filed periodic reports. The Company assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise.
Additional Information
This release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Cumulus Media Inc. or Citadel Broadcasting Corporation. The Company will file a registration statement, and the Company and Citadel will file with the SEC and mail to their respective security holders an Information Statement/Proxy Statement/Prospectus in connection with the proposed business combination. INVESTORS ARE URGED TO READ THOSE FILINGS, AND ANY OTHER FILINGS MADE BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION, WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. Those documents, when filed, as well as the Company’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at the Company’s website at www.cumulus.com.
The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Citadel’s stockholders. You can obtain more information about the Company’s executive officers and directors, and their beneficial interests in the Company’s common stock, from filings made with the SEC, which are available at the SEC’s website, www.sec.gov. Information regarding any interests of the executive officers and directors in this transaction will be contained in the Information Statement/Proxy Statement/Prospectus when it becomes available.

CUMULUS MEDIA INC.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except for share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2011	2010

Net revenues	$57,858	$56,358

Operating expenses:
Station operating expenses (excluding depreciation, amortization and LMA fees)	37,555	39,926
Depreciation and amortization	2,123	2,517
LMA fees	581	529
Corporate general and administrative (including non-cash stock compensation expense of $589 and $(101) in 2011 and 2010, respectively)	8,129	4,066
Gain on exchange of assets or stations	(15,158)	—
Realized loss on derivative instrument	40	584

Total operating expenses	33,270	47,622

Operating income	24,588	8,736

Non-operating (expense) income:
Interest expense	(6,320)	(8,831)
Interest income	2	2
Other expense, net	(2)	(53)

Total non-operating expense, net	(6,320)	(8,882)

Income (loss) before income taxes	18,268	(146)
Income tax (expense) benefit	(2,149)	2

Net income (loss)	$16,119	$(144)

Basic and diluted income (loss) per common share:
Basic income (loss) per common share	$0.38	$(0.01)

Diluted income (loss) per common share	$0.37	$(0.01)

Weighted average basic common shares outstanding	40,572	40,456

Weighted average diluted common shares outstanding	41,680	40,456

Reconciliation of Non-GAAP Financial Measures to GAAP Counterparts
The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and station operating income (dollars in thousands).

	Three Months Ended
	March 31,
	2011	2010

Net income (loss)	$16,119	$(144)

Income tax expense (benefit)	2,149	(2)
Non-operating expenses, including net interest expense	6,320	8,882
LMA fees	581	529
Depreciation and amortization	2,123	2,517
Non-cash expenses, including stock compensation	589	(101)
Gain on exchange of assets or stations	(15,158)	—
Realized loss on derivative instrument	40	584

Adjusted EBITDA (1)	$12,763	$12,265
Other corporate general and administrative, excluding non-cash stock compensation expense	7,540	4,167

Station operating income	$20,303	$16,432

(1)	For covenant reporting purposes in accordance with the definition of “Adjusted EBITDA” in the credit agreement governing the Company’s senior secured credit facilities, adjusted EBITDA is further adjusted to exclude certain additional one-time and non-cash items from the calculation, resulting in Adjusted EBITDA for covenant reporting purposes of $14,731 for the three months ended March 31, 2011.
The following table reconciles operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP to free cash flow (dollars in thousands).

	Three Months Ended
	March 31,
	2011	2010

Operating income	$24,588	$8,736
Add:
Non-cash expenses, including stock compensation	589	(101)
Depreciation and amortization	2,123	2,517
Gain on exchange of assets or stations	(15,158)	—
Realized loss on derivative instrument	40	584

Less:
Interest expense, net of interest income, excluding non-cash charge for change in value of swap arrangements and amortization of debt issuance costs	$(10,000)	$(10,435)
Income taxes paid	—	(213)
Broadcast capital expenditures	(451)	(181)

Free cash flow	$1,731	$907

CAPITALIZATION
(Dollars in thousands)

March 31, 2011
Total Capitalization to Net Debt Ratio:

Cash and cash equivalents	$2,435
Long-term debt, including current maturities:
Bank Debt, excluding debt discount	575,768
Total stockholders’ deficit	(324,403)

Total capitalization	$253,800

Ratio	0.44

Total Debt to TTM Pro Forma Adjusted EBITDA Ratio:

Funded debt as of March 31, 2011	$575,768
Divided by Trailing Twelve Months Pro Forma Adjusted EBITDA(1)	90,300

Ratio	6.38

(1)	For covenant reporting purposes in accordance with the definition of “Adjusted EBITDA” in the credit agreement governing the Company’s senior secured credit facilities, adjusted EBITDA is further adjusted to exclude certain additional one-time and non-cash items from the calculation, resulting in Adjusted EBITDA for covenant reporting purposes of $14,731 for the three months ended March 31, 2011.

	Three Months Ended
	March 31,
As Reported:	2011	2010	%Change

Broadcast revenues	$56,733	$55,358	2.5%
Management fees	1,125	1,000	12.5%

Net revenues	$57,858	$56,358	2.7%
Station operating expenses	37,555	39,926	-5.9%

Station operating income	$20,303	$16,432	23.6%
Station operating income margin	35.1%	29.2%	7.3%
Adjusted EBITDA (1)	$12,763	$12,265	4.1%
Net income (loss)	$16,119	$(144)	11293.8%

Income (loss) per common share:
Basic income (loss) per common share	$0.38	$(0.01)	N/A
Diluted income (loss) per common share	$0.37	$(0.01)	N/A

Free cash flow	$1,731	$907	90.8%

(1)	Excluding $1.9 million in one time charges primarily related to acquisition and merger costs, Adjusted EBITDA would have increased approximately 20% year-over-year.

	Three Months Ended March 31,
	2011	2010

Net revenues	$57,858	$56,358

Operating expenses:
Station operating expenses (excluding depreciation, amortization and LMA fees)	37,555	39,926
Depreciation and amortization	2,123	2,517
LMA fees	581	529
Corporate general and administrative (including non-cash stock compensation expense of $589 and $(101) in 2011 and 2010, respectively)	8,129	4,066
Gain on exchange of assets or stations	(15,158)	—
Realized loss on derivative instrument	40	584

Total operating expenses	33,270	47,622

Operating income	24,588	8,736

Non-operating (expense) income:
Interest expense	(6,320)	(8,831)
Interest income	2	2
Other expense, net	(2)	(53)

Total non-operating expense, net	(6,320)	(8,882)

Income (loss) before income taxes	18,268	(146)
Income tax (expense) benefit	(2,149)	2

Net income (loss)	$16,119	$(144)

Basic and diluted income (loss) per common share:
Basic income (loss) per common share	$0.38	$(0.01)

Diluted income (loss) per common share	$0.37	$(0.01)

Weighted average basic common shares outstanding	40,572	40,456

Weighted average diluted common shares outstanding	41,680	40,456

	Three Months Ended
	March 31,
	2011	2010

Net income (loss)	$16,119	$(144)

Income tax expense (benefit)	2,149	(2)
Non-operating expenses, including net interest expense	6,320	8,882
LMA fees	581	529
Depreciation and amortization	2,123	2,517
Non-cash expenses, including stock compensation	589	(101)
Gain on exchange of assets or stations	(15,158)	—
Realized loss on derivative instrument	40	584

Adjusted EBITDA (1)	$12,763	$12,265
Other corporate general and administrative, excluding non-cash stock compensation expense	7,540	4,167

Station operating income	$20,303	$16,432

(1)	For covenant reporting purposes in accordance with the definition of “Adjusted EBITDA” in the credit agreement governing the Company’s senior secured credit facilities, adjusted EBITDA is further adjusted to exclude certain additional one-time and non-cash items from the calculation, resulting in Adjusted EBITDA for covenant reporting purposes of $12,763 for the three months ended March 31, 2011.

	Three Months Ended
	March 31,
	2011	2010

Operating income	$24,588	$8,736
Add:
Non-cash expenses, including stock compensation	589	(101)
Depreciation and amortization	2,123	2,517
Gain on exchange of assets or stations	(15,158)	—
Realized loss on derivative instrument	40	584

Less:
Interest expense, net of interest income, excluding non-cash charge for change in value of swap arrangements and amortization of debt issuance costs	$(10,000)	$(10,435)
Income taxes paid	—	(213)
Broadcast capital expenditures	(451)	(181)

Free cash flow	$1,731	$907

March 31, 2011
Total Capitalization to Net Debt Ratio:

Cash and cash equivalents	$2,435
Long-term debt, including current maturities:
Bank Debt, excluding debt discount	575,768
Total stockholders’ deficit	(324,403)

Total capitalization	$253,800

Ratio	0.44

Total Debt to TTM Pro Forma Adjusted EBITDA Ratio:

Funded debt as of March 31, 2011	$575,768
Divided by Trailing Twelve Months Pro Forma Adjusted EBITDA(1)	90,300

Ratio	6.38